Exhibit 99.1

BRC Inc. Reports First Quarter 2026 Financial Results
Financial Highlights

•Net revenue increased 21.4% compared to Q1 2025, driven primarily by growth in Wholesale and Direct-to-Consumer channels.
•Wholesale revenue increased 31.5%, while Direct-to-Consumer ("DTC") revenue increased 7.2%, marking DTC's strongest quarterly growth in over four years.
•Packaged coffee distribution expanded 7.0 points to 55.4% All Commodity Volume ("ACV"), while Ready-to-Drink ("RTD") coffee distribution increased 8.3 points to 55.0% ACV, compared to Q1 2025.
•Net income improved to approximately breakeven (approximately $0.0 million) in Q1 2026, compared to a net loss of $7.8 million in Q1 2025, while Adjusted EBITDA increased to $7.3 million from $0.9 million in the prior year.
•For the full year 2026, the Company now expects at least 8% revenue growth and at least 35% Adjusted EBITDA growth, reflecting continued momentum across the business and an increase to the Company's prior outlook.
SALT LAKE CITY, Utah – May 4, 2026 – BRC Inc. (NYSE: BRCC, the "Company" or "Black Rifle"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the first quarter of fiscal year 2026.

“First quarter results mark a strong start to 2026 and reflect growing momentum across the business,” said BRCC Chief Executive Officer Chris Mondzelewski. “We are operating with greater focus and agility, supported by a more streamlined structure that is enabling better execution across the organization. Our coffee portfolio continues to lead, with our land and expand strategy driving broader distribution and increased shelf presence. Performance across channels is strengthening, with particularly strong results in Wholesale and a second consecutive quarter of year-over-year growth in Direct-to-Consumer, contributing to a more balanced and durable growth profile. Our commitment to the veteran, military, and first-responder communities is the foundation of who we are. As the business grows, we are able to broaden that support while staying true to the mission that defines us.”

“Our results reflect strong operating performance, with robust revenue growth alongside higher profitability and cash generation,” said BRCC Chief Financial Officer Matt Amigh. “While coffee input costs have moderated from prior year peaks, they remain elevated relative to historical levels. We are focused on driving gross margin expansion through efficiency gains and favorable mix, with an emphasis on actions within our control regardless of commodity volatility. The balance sheet is in a strong position, and we are building on that foundation by driving cash flow through improved profitability, disciplined execution, and working capital management. Based on our performance to date and continued strength across the business, we are increasing our full-year outlook to at least 8% revenue growth and at least 35% Adjusted EBITDA growth.”

First Quarter 2026 Financial Highlights (in millions, except % data)

	First Quarter Comparisons
	2026	2025	$ Change	% Change
Net Revenue	$109.2	$90.0	$19.3	21.4%
Gross Profit	$36.1	$32.5	$3.6	11.1%
Gross Margin	33.0%	36.1%

Net Income (Loss)	$—	$(7.8)	$7.9
Adjusted EBITDA	$7.3	$0.9	$6.4	717.9%

First Quarter 2026 Results
Net revenue for the first quarter of 2026 increased 21.4% to $109.2 million, compared to $90.0 million in the first quarter of 2025. Wholesale revenue increased 31.5% to $74.7 million in the first quarter of 2026, compared to $56.8 million in the first quarter of 2025. Growth in the Wholesale channel was primarily driven by expanded distribution in packaged coffee, which increased unit volumes across food and mass retailers, along with pricing.
Direct-to-Consumer ("DTC") revenue increased 7.2% to $29.7 million in the first quarter of 2026, compared to $27.7 million in the first quarter of 2025. The increase was primarily driven by growth at third-party digital retail marketplaces. Revenue from Black Rifle Coffee shops ("Outposts") decreased 12.0% to $4.8 million in the first quarter of 2026, compared to $5.5 million in the first quarter of 2025. The decline was driven by lower transaction volumes and a reduction in average order value.
Gross profit increased 11.1% to $36.1 million in the first quarter of 2026, compared to $32.5 million in the first quarter of 2025. Gross margin decreased 305 basis points to 33.0% in the first quarter of 2026, from 36.1% in the first quarter of 2025. The decrease was primarily driven by green coffee inflation, tariffs, and a non-cash write-down of raw material inputs related to a formulation change, partially offset by pricing actions and productivity gains.
Marketing expenses decreased 10.1% to $10.2 million in the first quarter of 2026, compared to $11.3 million in the first quarter of 2025. As a percentage of revenue, marketing expenses decreased 330 basis points to 9.3% in the first quarter of 2026, compared to 12.6% in the first quarter of 2025. The decline reflects improved allocation of marketing resources, with reduced spending on media, in-store marketing, and agency costs.
Salaries, wages and benefits expenses increased 4.0% to $14.1 million in the first quarter of 2026, compared to $13.6 million in the first quarter of 2025. As a percentage of revenue, salaries, wages and benefits expenses decreased 220 basis points to 12.9% in the first quarter of 2026, compared to 15.1% in the first quarter of 2025. The increase reflects higher incentive-based compensation, partially offset by lower fixed personnel costs due to reduced headcount.
General and administrative ("G&A") expenses decreased 14.3% to $10.1 million in the first quarter of 2026, compared to $11.8 million in the first quarter of 2025. As a percentage of revenue, G&A expenses decreased 390 basis points to 9.2% in the first quarter of 2026, compared to 13.1% in the first quarter of 2025. The decrease was primarily driven by lower consulting, software and license, legal, and depreciation expenses.
Other operating expenses, net decreased 69.0% to $0.4 million in the first quarter of 2026, compared to $1.2 million in the first quarter of 2025. As a percentage of revenue, other operating expenses decreased 100 basis points to 0.3% in the first quarter of 2026, compared to 1.4% in the first quarter of 2025. The decrease was primarily due to the absence of prior year lease termination costs.
Net income for the first quarter of 2026 was approximately breakeven (approximately $0.0 million), and Adjusted EBITDA was $7.3 million, compared to a net loss of $7.8 million and Adjusted EBITDA of $0.9 million in the first quarter of 2025.

Financial Outlook

The Company provides the following updated guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

The Company’s fiscal 2026 guidance reflects a disciplined and measured approach to forecasting, incorporating current commodity conditions and planned growth investments. Management remains focused on consistent execution to drive steady revenue progression, margin improvement, EBITDA expansion, and strengthened cash generation.

For full-year fiscal 2026, the Company provides the following guidance (in millions, except % data):

	FY2025	Prior FY2026	Current FY2026
	Actual	Guidance	Guidance
Net Revenue	$398.3	At least 7% growth	At least 8% growth

Gross Margin	34.6%	34% to 36%	34% to 36%

Adj. EBITDA	$21.4	At least 30% growth	At least 35% growth

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 5, 2026, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through May 12, 2026. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13759221.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the military, Veteran and first-responder communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; price changes that are insufficient to offset cost increases; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; variable performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers and logistics service-providers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of labor, raw materials, equipment, transportation, or shipping; failure to successfully improve profitability of existing Outposts, including challenges or delays with the implementation of operational and strategic changes; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to execute our operational improvement plan to reduce costs and improve efficiency of certain company-wide functions; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$109,227	$89,974
Cost of goods sold	73,139	57,502
Gross profit	36,088	32,472
Operating expenses
Marketing and advertising	10,180	11,322
Salaries, wages and benefits	14,109	13,563
General and administrative	10,098	11,786
Other operating expense, net	382	1,233
Total operating expenses	34,769	37,904
Operating income (loss)	1,319	(5,432)
Non-operating expenses
Interest expense, net	(1,240)	(2,370)
Total non-operating expenses	(1,240)	(2,370)
Income (loss) before income taxes	79	(7,802)
Income tax expense	33	44
Net income (loss)	$46	$(7,846)
Less: Net income (loss) attributable to non-controlling interest	61	(4,958)
Net loss attributable to BRC Inc.	$(15)	$(2,888)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$0.00	$(0.04)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	115,397,311	78,411,354

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$9,971	$4,330
Accounts receivable, net	36,277	35,057
Inventories, net	50,807	49,703
Prepaid expenses and other current assets	14,663	11,235
Total current assets	111,718	100,325
Property, plant and equipment, net	41,298	42,855
Operating lease, right-of-use asset	20,691	21,205
Non-current prepaid marketing expenses	42,922	44,432
Identifiable intangibles, net	285	300
Other	126	126
Total assets	217,040	209,243
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$40,762	$34,721
Accrued liabilities	33,567	32,455
Deferred revenue and gift card liability	3,285	4,033
Current maturities of long-term debt	2,000	2,400
Current operating lease liability	2,504	2,481
Current maturities of finance lease obligations	4	4
Total current liabilities	82,122	76,094
Non-current liabilities:
Long-term debt, net	$32,586	32,313
Finance lease obligations, net of current maturities	14	15
Operating lease liability	24,192	24,822
Other non-current liabilities	7,420	7,982
Total non-current liabilities	64,212	65,132
Total liabilities	146,334	141,226
Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of both March 31, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 116,480,011 and 114,860,676 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	12	11
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 132,645,046 and 133,694,869 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of both March 31, 2026 and December 31, 2025	—	—
Additional paid in capital	182,138	180,973
Accumulated deficit	(135,359)	(135,344)
Total BRC Inc.'s stockholders' equity	46,804	45,653
Non-controlling interests	23,902	22,364
Total stockholders' equity	70,706	68,017
Total liabilities and stockholders' equity	$217,040	$209,243

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income (loss)	$46	$(7,846)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,162	2,576
Equity-based compensation	2,734	2,591
Amortization of debt issuance costs	273	266
Loss on disposal of assets	23	839
Paid-in-kind interest	—	1,234
Other	31	350
Changes in operating assets and liabilities:
Accounts receivable, net	(1,250)	6,586
Inventories, net	(1,064)	(7,851)
Prepaid expenses and other assets	(1,445)	(25)
Accounts payable	6,059	(4,401)
Accrued liabilities	1,112	2,511
Deferred revenue and gift card liability	(748)	(104)
Operating lease liability	(607)	(721)
Other liabilities	(562)	(146)
Net cash provided by (used in) operating activities	6,764	(4,141)
Investing activities
Purchases of property, plant and equipment	(630)	(1,173)
Net cash used in investing activities	(630)	(1,173)
Financing activities
Proceeds from ABL Facility	15,000	98,904
Debt issuance costs paid	—	(147)
Repayment of long-term debt	(15,000)	(96,162)
Financing lease obligations	(1)	17
Repayment of promissory note	(400)	(400)
Tax withholdings on vested Restricted Stock Units	(151)	—
Issuance of stock from the Employee Stock Purchase Plan	59	194
Net cash provided by (used in) financing activities	(493)	2,406
Net increase (decrease) in cash, cash equivalents	5,641	(2,908)
Cash and cash equivalents, beginning of period	4,330	6,810
Cash and cash equivalents, end of period	$9,971	$3,902

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Non-cash operating activities
Recognition of revenue for inventory exchanged for prepaid advertising	$(40)	$—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$15	$22

Supplemental cash flow information
Cash paid for income taxes	$—	$72
Cash paid for interest	$1,076	$756

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended March 31,
	2026	2025
Wholesale	$74,702	$56,791
DTC	29,720	27,720
Outpost	4,805	5,463
Total net sales	$109,227	$89,974

Key Operational Metrics
	March 31,
	2026	2025
FDM ACV %(1)	55.4%	48.4%
RTD ACV %(2)	55.0%	46.7%
Outposts
Company-owned stores	17	17
Franchise stores	18	20
Total Outposts	35	37
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-weeks ending 3/28/26 and 4-weeks ending 3/29/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 3/28/26 and 4-weeks ending 3/29/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as EBITDA adjusted for equity-based compensation, write-off of site development costs, non-routine legal expenses and restructuring fees and related costs.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as write-off of site development costs, non-routine legal expense and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
	Three Months Ended March 31,
	2026	2025
Net income (loss)	$46	$(7,846)
Interest expense	1,240	2,370
Tax expense	33	44
Depreciation and amortization	2,162	2,576
EBITDA	$3,481	$(2,856)
Equity-based compensation(1)	2,734	2,590
Write-off of site development costs(2)	123	825
Non-routine legal expense(3)	(32)	338
Restructuring fees and related costs(4)	1,031	—
Adjusted EBITDA	$7,337	$897

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents the write-off of development costs for discontinued retail locations.
(3)Represents legal costs and fees incurred as well as the settlement of non-routine litigation related to the exercise of warrants issued in connection with our business combination, net of insurance recoveries. For more information about our litigation matters see our Annual Report on Form 10-K and the other filings we make with the SEC.
(4)Represents costs incurred related to restructuring. Costs incurred during the three months ended March 31, 2026 were part of our Operational Improvement Plan and include $0.1 million of severance and $0.9 million related to the relocation of inventory following a change in third-party logistics provider.